Rackspace Veteran Taylor Rhodes Appointed President

SAN ANTONIO, Texas - Jan. 13, 2014 - Rackspace® Hosting (NYSE: RAX), the open cloud company, today announced that Taylor Rhodes, the company’s Chief Customer Officer (CCO), has been appointed President, effective immediately.

Mr. Rhodes joined Rackspace in 2007 and has served in a variety of leadership positions within the company. Prior to his role as CCO, Mr. Rhodes served as Senior Vice President and Managing Director of Rackspace International. In his various roles, Mr. Rhodes has guided the company towards its mission of bringing the power of Rackspace’s hybrid cloud portfolio, backed by Fanatical Support®, to global markets. Additionally, he has played an integral role in evolving Fanatical Support for the benefit of customers worldwide, which has enabled Rackspace to advance its position as the service leader in the industry.

“Taylor is a proven operational veteran with outstanding strategic and leadership skills,”said Rackspace CEO Lanham Napier. “He has generated strong growth in all the businesses he has led. Our international business, for example, grew 30 percent a year under his leadership. His relationships with customers and his deep understanding of the market and where it’s headed will be invaluable as he steps into this new role. Taylor’s promotion represents a successful example of the company’s long-term talent-development plan.”

“I believe Rackspace is well-positioned for growth and I’m enthusiastic about the opportunities ahead,” said Mr. Rhodes. “As more and more companies adopt hybrid cloud computing and seek advice on how to get the best performance and cost-efficiencies, our Fanatical Support services will be more valuable than ever - especially as we broaden our technical expertise to enhance support of customers’ complex IT architectures and applications.”

About Taylor Rhodes

Taylor Rhodes is President of Rackspace, responsible for the company’s operations worldwide. In his previous role, as Senior Vice President and Chief Customer Officer, Mr. Rhodes was responsible for Rackspace’s Sales and Fanatical Support organizations globally. He has worked closely with the product and marketing teams to develop the company’s differentiated strategy, and was specifically responsible for leveraging the power of the hybrid cloud, open technologies and Fanatical Support to acquire new customers and grow relationships with existing customers.

Mr. Rhodes has also served as Senior Vice President and Managing Director, International, where he was responsible for developing the company's strategic priorities and creating business growth across international markets in Europe, Asia and Australia.

Mr. Rhodes joined Rackspace in 2007 to lead the sales and support organization, which focused on delivering Fanatical Support to more than 1,000 of the company’s largest and most complex customers. He then went on to launch Rackspace Enterprise Services, which accelerated the company’s expansion of services to larger customers.

Before joining Rackspace, Mr. Rhodes worked at EDS in a series of progressively more challenging leadership roles, managing end-to-end relationships with large global customers. He is a former U.S. Marine Corps infantry officer and holds a MBA degree from The University of North Carolina at Chapel Hill.

About Rackspace

Rackspace (NYSE: RAX) is the global leader in hybrid cloud and founder of OpenStack, the open-source operating system for the cloud. Hundreds of thousands of customers look to Rackspace to deliver the best-fit infrastructure for their IT needs, leveraging a product portfolio that allows workloads to run where they perform best - whether on the public cloud, private cloud, dedicated servers, or a combination of platforms. The company’s award-winning Fanatical Support helps customers successfully architect, deploy and run their most critical applications. Headquartered in San Antonio, TX, Rackspace operates data centers on four continents. Rackspace is featured on Fortune’s list of 100 Best Companies to Work For. For more information, visit www.rackspace.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning anticipated operational and financial benefits from Rackspace strategies related to additions or changes in leadership, the success of leadership transition, company growth or success of new operational initiatives, any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the integration and effectiveness of new leadership into the Rackspace culture and business operations, instability or downturns in the economy, the effectiveness of managing company growth, infrastructure failures and other risks that are described in Rackspace Hosting's Form 10-Q for the quarter ended September 30, 2013, filed with the SEC on November 12, 2013. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations Contact:
Jessica Drought
210-312-4191
ir@rackspace.com

Media Relations Contact:
Brandon Brunson
210-312-1357
brandon.brunson@rackspace.com